Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements on Form S-3 (No. 333-132171, No. 333-101907, No. 333-62944, No. 333-24483, No. 333-46482, No. 33-62198, and No. 33-57223) of Cardinal Health, Inc.,

(2)	Registration Statements on Form S-4 (No. 333-62938, No. 333-74761 and No. 333-138439) of Cardinal Health, Inc., and

(3)	Registration Statements on Form S-8 (No. 333-42357, No. 33-64337, No. 333-72727, No. 333-91849, No. 333-01927-01, No. 333-11803-01, No. 333-21631-01, No. 333-21631-02, No. 333-30889-01, No. 333-56655, No. 333-71727, No. 333-68819, No. 333-90417, No. 333-90423, No. 333-92841, No. 333-38198, No. 333-38190, No. 333-38192, No. 333-56010, No. 333-53394, No. 333-91600, No. 333-102369, No. 333-100564, 333-120006 and 333-129725) of Cardinal Health, Inc.,

of our report dated August 31, 2006 (except for the matters discussed in Notes 1, 17, 21, and 23 as to which the date is April 24, 2007), with respect to the consolidated financial statements and schedule of Cardinal Health, Inc. included in this Current Report on Form 8-K of Cardinal Health, Inc.

/s/ Ernst & Young LLP

Columbus, Ohio
April 24, 2007